As filed with the Securities and Exchange Commission on March 25, 2025

Commission File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 KIORA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0443284
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

332 Encinitas Boulevard Suite 102 Encinitas, CA	92024
(Address of Principal Executive Offices)	(Zip Code)

Kiora Pharmaceuticals, Inc. 2024 Equity Incentive Plan
(Full title of the plan)

Brian M. Strem, Ph.D.
President and Chief Executive Officer
Kiora Pharmaceuticals, Inc.
332 Encinitas Boulevard, Suite 102
Encinitas, CA 92024
858-224-9600
(Name, address, including zip code and telephone number, including area code, of agent for service)

with copies to:

Robert A. Petitt, Esq.
Blank Rome LLP
125 High Street
Boston, MA 02110
Telephone: (617) 415-1200
(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer		Accelerated filer

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Kiora Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), and relates to 120,031 shares of common stock, par value $0.01 per share (the “Common Stock”) issuable under the 2024 Equity Incentive Plan (the “2024 Plan”) that became reserved for issuance as a result of the operation of the “evergreen” provision of the 2024 Plan, which provides that the total number of shares subject to such plan will be increased on January 1 of each of the ten (10) calendar years during the term of the 2024 Plan pursuant to a specified formula.

The shares of Common Stock included in this Registration Statement are in addition to the shares of Common Stock relating to the 2024 Plan that were registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2024 (SEC File No. 333-279296) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement related, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

 PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.

 PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as filed with the Commission, are incorporated by reference into this Registration Statement by the Registrant:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 25, 2025;

(b) the Registrant’s Current Report on Form 8-K filed on January 15, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

(c) the description of the Registrant’s Common Stock in Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-36672) filed with the Commission on July 30, 2015, as amended by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities

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then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit Number	Description of Exhibit
3.1
Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on February 20, 2015 and incorporated by reference thereto).

3.2
Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed July 10, 2018 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on July 11, 2018 and incorporated by reference thereto).

3.3
Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed August 28, 2019 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on August 29, 2019 and incorporated by reference thereto).

3.4
Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed June 25, 2020 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on November 8, 2021 and incorporated by reference thereto).

3.5
Certificate of Ownership and Merger of the Registrant, filed November 5, 2021 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 26, 2020 and incorporated by reference thereto).

3.6
Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed September 26, 2022 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on September 26, 2022 and incorporated by reference thereto).

3.7
Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed May 1, 2024 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 3, 2024 and incorporated by reference thereto).

3.8	Third Amended and Restated By-laws of the Registrant (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on August 4, 2022 and incorporated by reference thereto).
3.9
Certificate of Amendment to Restated Certificate of Incorporation filed May 1, 2024 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 3, 2024 and incorporated by reference thereto).

3.10
Certificate of Amendment to Restated Certificate of Incorporation of Kiora Pharmaceuticals, Inc., filed June 6, 2024 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 7, 2024 and incorporated by reference thereto).

4.1
Kiora Pharmaceuticals, Inc. 2024 Equity Incentive Plan (previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 25, 2024 and incorporated by reference thereto).

5.1	Opinion of Blank Rome LLP.
23.1	Consent of Haskell & White LLP.
23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).
FILING FEES	Calculation of Registration Fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on this 10th day of May, 2024.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of the Company hereby constitutes and appoints Brian M. Strem, Ph.D. and/or Melissa Tosca as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian M. Strem, Ph.D.	President, Chief Executive Officer and Director	March 25, 2025
Brian M. Strem, Ph.D.	(principal executive officer)

/s/ Melissa Tosca	Chief Financial Officer	March 25, 2025
Melissa Tosca	(principal financial and accounting officer)

/s/ Praveen Tyle	Chairman	March 25, 2025
Praveen Tyle

/s/ Lisa Walters-Hoffert	Director	March 25, 2025
Lisa Walters-Hoffert

/s/ David Hollander	Director	March 25, 2025
David Hollander

/s/ Erin Parsons	Director	March 25, 2025
Erin Parsons

/s/ Aron Shapiro	Director	March 25, 2025
Aron Shapiro

/s/ Carmine Stengone	Director	March 25, 2025
Carmine Stengone

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